U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 31, 2016

INCAPTA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-29113	47-3903460
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1950 Fifth Avenue, Suite 100, San Diego, California	92101
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (619) 798-9284

________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 31, 2016, the Company entered into a Settlement Agreement and Stipulation (“Agreement”) with Rockwell Capital Partners, Inc., a Delaware corporation (“Rockwell”) (see Exhibit 10.1). Under the Agreement, Rockwell acquired outstanding liabilities of the Company in the principal amount of $50,861.25 under the terms set forth in a Form of Claim Purchase Agreement (see Exhibit 10.2).

After the execution of the Agreement, the Company and Rockwell submitted, pursuant to Section 3(a)(10) of the Act, the terms and conditions of this agreement to the Court for a hearing on the fairness of such terms and conditions, and the issuance exempt from registration of the Settlement Shares, as defined under the Agreement. On June 1, 2016, the Circuit Court of the Twelfth Judicial Circuit of Florida (Sarasota County) entered an order finding that the Agreement is approved as fair to Rockwell, within the meaning of Section 3(a)(10) of the Act, and that the sale of the shares to Rockwell and the resale of the shares by Rockwell will be exempt from registration under the Act. As of June 24, 2016, 76,900,000 free trading shares have been issued to Rockwell under this exemption.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

Exhibits included are set forth in the Exhibit Index pursuant to Item 601of Regulation S-K.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

InCapta, Inc.

Dated: June 24, 2016	By:	/s/ John Fleming
John Fleming, President

EXHIBIT INDEX

Number	Description

10.1	Settlement Agreement and Stipulation between the Company and Rockwell Capital Partners, Inc., dated May 31, 2016 (incorporated by reference to Exhibit 10.1 of the Form 8-K filed on June 9, 2016).

10.2	Form of Claim Purchase Agreement between the Company and Rockwell Capital Partners, Inc., dated May 31, 2016 (incorporated by reference to Exhibit 10.2 of the Form 8-K filed on June 9, 2016).

3